EXHIBIT 11

                          FRED'S, INC.

               COMPUTATION OF NET INCOME PER SHARE

                           (unaudited)
            (in thousands, except per share amounts)


                               Thirteen Weeks Ended   Thirty-Nine Weeks Ended
                               --------------------   -----------------------
                                Nov. 2,   Oct. 28,      Nov. 2,    Oct. 28,
                                 1996       1995         1996        1995
                                -------   --------      -------    --------

PRIMARY NET INCOME PER SHARE

  Net income                    $1,261     $  121       $3,727      $1,949
                                 =====      =====        =====       =====

  Weighted average number
    of common shares
    outstanding during the
    period                       9,322      9,335        9,331       9,332

  Additional shares
    attributable to common
    stock equivalents               -          -            -           -
                                 -----      -----        -----       -----

                                 9,322      9,335        9,331       9,332
                                 =====      =====        =====       =====

  Net income per share          $  .14     $  .01       $  .40      $  .21
                                 =====      =====        =====       =====


FULLY DILUTED NET INCOME PER SHARE

  Net income                    $1,261     $  121       $3,727      $1,949
                                 =====      =====        =====       =====

  Weighted average number of
    common shares outstanding
    during the period            9,322      9,335        9,331       9,332

  Additional shares
    attributable to common
    stock equivalents               -          -            -           -
                                 -----      -----        -----       -----

                                 9,322      9,335        9,331       9,332
                                 =====      =====        =====       =====

  Net income per share          $  .14     $  .01       $  .40      $  .21
                                 =====      =====        =====       =====